As filed with the Securities and Exchange Commission on December 4, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FREEDOM FINANCIAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation)	56-2560951 (I.R.S. Employer Identification No.)

6615 Brotherhood Way, Suite A Fort Wayne, Indiana (Address of principle executive offices)	46825 (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   o

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   þ

Securities Act registration statement file number to which this form relates:   Registration No. 333-140530

Securities to be registered pursuant to Section 12(b) of the Act:

Not applicable
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be So Registered	Name of Each Exchange on Which Each
Class is to be Registered
Common Stock, par value $.001	Over-The-Counter-Bulletin-Board

TABLE OF CONTENTS

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

ITEM 2.

EXHIBITS.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value per share, of Freedom Financial Holdings, Inc. (the “Registrant”), contained in the Registrant’s Registration Statement on Form SB-2, initially filed with the United States Securities and Exchange Commission on February 8, 2007, and as subsequently amended (File No. 333-140530) (the “Registration Statement”), is incorporated by reference into this Registration Statement.  See the section of the Registration Statement titled, “Description of Securities.”

Item 2.

Exhibits.*

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Description

Exhibit No.

Soliciting Dealer Agreement*

1.1

Plan and Agreement of Reorganization by Merger of Titan Holdings, Inc.

with and into Northern Business Acquisition Corp. under the name of

Titan Holdings, Inc.*

2.1

Exchange Agreement (Acquisition of FFMC by Freedom Financial)

2.2

Exhibits to Exchange Agreement*

FFMC Shares to Shares

2.2(a)

Escrow Agreement (Freedom Financial acquisition of FFMC)

2.2(b)

Legal Opinion re Exchange Agreement 05/22/2006

2.2(c)

Sinn Employment Agreement

2.2(d)

Hunt Employment Agreement

2.2(e)

Sinn Non-Competition Agreement

2.2(f)

Hunt Non-Competition Agreement

2.2(g)

Termination Agreement

2.2(h)

Lock Up Agreement

2.2(i)

Opinion of Buyer’s Counsel

2.2(j)

Northern Business Acquisition Corp. Articles of Incorporation*

3.1(a)

Northern Business Acquisition Corp. Bylaws*

3.1(b)

Articles of Amendment Titan Holdings, authorizing Class A Preferred

Shares filed 03/30/2006*

3.2

Articles of Amendment Titan Holdings, name change to Freedom

Financial, filed 04/24/2006*

3.3

Articles of Amendment Freedom Financial, authorizing Class B & Class

C Preferred Shares filed 10/02/06*

3.4

Articles of Amendment Freedom Financial, changing share price to $2 for Class B and C filed 12.28.06*

3.5

Titan Holdings Articles of Incorporation filed 08/15/2005*

3.6(a)

Titan Holdings, Inc. Bylaws*

3.6(b)

Opinion of Weintraub Law Group PC*

5.1

Employment Agreement – Brian Kistler dated 8/1/06*

10.1

Employment Agreement – Sinn*

10.2

Non-Compete Agreement – Sinn*

10.3

Employment Agreement – Hunt*

10.4

Non-Compete Agreement – Hunt*

10.5

Employment Agreement – Fields *

10.6

Lock-Up Agreement

- Hunt*

10.7

Lock-Up Agreement – Sinn*

10.8

Registration Rights Agreement - Class A – Form*

10.9

Series A Warrant Agreement – Form*

10.10

Series B Warrant Agreement – Form*

10.11

Convertible Note – Titan Holdings and Brian Kistler dated 8/1/05*

10.12

Novation Agreement*

10.13

Subscription Agreement – Class B – Brian Kistler (September)*

10.14

Registration Rights – Class B – Kistler (September)*

10.15

Amended and Restated Subscription Agreement (December)*

10.16

Registration Rights –Class B Note –Kistler (December)*

10.17

Restricted Stock Agreement*

10.18

Registration Rights Agreement – Class B Services- Kistler (September)*

10.19

Amended and Restated Restricted Stock Agreement dated 12/19/06*

10.20

Registration Rights Agreement – Class B Services dated 12/31/06*

10.21

Official Offer to Purchase Real Estate 8.9.06

*

10.22

Amended and Restated Offer to Purchase Real Estate 092506*

10.23

Second Amended and Restated Offer to Purchase Real Estate

1/09/2007*

10.24

Registration Rights Agreement Building Purchase Class C – Carteaux

(September)*

10.25

Registration Rights Agreement Building Purchase Class C – Lipp

(September)*

10.26

Warrant Agreement – Building Purchase – Lipp (September)*

10.27

Warrant Agreement – Building Purchase – Carteaux (September)*

10.28

Registration Rights Agreement Building Purchase – Class C – Lipp

(January)*

10.29

Registration Rights Agreement Building Purchase – Class C – Carteaux

(January)*

10.30

Warrant Agreement – Building Purchase – Lipp 1.9.07*

10.31

Warrant Agreement – Building Purchase – Carteaux 1.9.07*

10.32

Official Offer for Personal Guarantee

 - Carteaux*

10.33

Amended and Restated Personal Guarantee dated 092206*

10.34

Warrant Agreement – Personal Guarantee – Carteaux*

10.35

Registration Rights Agreement Personal Guarantee – Carteaux*

10.36

Consulting Agreement – Action Mentoring Program

*

10.37

Addendum to Action Consulting Agreement*

10.38

Consulting Agreement – Medallion Consultants*

10.39

Friedland Capital Advisory Agreement with Titan*

10.40

Amendment to Friedland Capital Advisory Agreement*

10.41

Friedland Corporate Investor Services Agreement with NBAC*

10.42

Commercial Lease Agreement (Georgia office)*

10.43

Office Lease Stone Pointe Suite 100

(Ft. Wayne)*

10.44

Office Lease Stone Pointe Suite 200

(Ft. Wayne)*

10.45

Florida Lease*

10.46

2006 Incentive Stock Plan*

10.47

Form – Lock Up Agreement*

10.48

Form –Amended Lock Up Agreement (Merger Shares)*

10.49

Underwriter Warrant*

10.50

Registration Rights Agreement – Class B Note – Kistler (February)*

10.51

Tower Bank Line of Credit*

10.52

Tower Bank Building Purchase Note*

10.53

Form – Amended Lock-Up Agreement Selling Security Holders – Price*

10.54

Escrow Agreement Tower Trust Company – Proceeds*

10.55

Escrow Agreement – Shares*

10.56

Master Treasury Management Services Agreement*

10.57

Exhibits to Master Agreement

Software Addendum

10.57(a)

Product Guide

10.57(b)

Schedule A

10.57(c)

Amended Line of Credit Agreement – Carteaux*

10.58

Second Amendment to Friedland Capital Agreement*

10.59

Shareholder Agreement Re: Surrender of Shares*

10.60

Credit Agreement*

10.61

Credit Agreement *

10.62

Credit Agreement *

10.63

Subsidiaries of the Small Business Issuer*

21.1

Consent of Certified Independent Public Accountant Re Freedom

Financial Holdings, Inc.*

23.1

Consent of Certified Independent Public Accountant Re Freedom

Financial Mortgage Corporation.*

23.2

Consent of Weintraub Law Group PC (included in Exhibit 5.1 hereto)*

23.3

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FREEDOM FINANCIAL HOLDINGS, INC.
Date: 12/04/07	By:	/s/ Brian Kistler
Brian Kistler,
Principal Executive Officer